Exhibit 10.28

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this "Agreement") is made as of September 11, 2015, by and between Ominto, Inc., a Nevada corporation ("Ominto" or "Company"), and RS Group (“Investor”).

IN CONSIDERATION of the premises and mutual covenants contained herein, Investor and Ominto agree as follows:

1.            Sale of Convertible Note. Investor hereby agrees to purchase from Ominto, and Ominto hereby agrees to sell to Investor a convertible note in the amount of one million dollars (US$1,000,000) which is attached hereto in the form of Exhibit A (the "Convertible Note") and Investor agrees to purchase the Convertible Note and to concurrently deliver the four million dollar (US$1,000,000) (the "Purchase Price") to Ominto.

2.            Mandatory Conversion. The Convertible Note will automatically convert into shares of Common Stock of Ominto (the "Common Stock") on the Mandatory Conversion Date as defined in Section 4.11 below. For the avoidance of doubt, Investor shall have no right to convert the Note prior to the Mandatory Conversion Date.

3.            Issuance of Warrant on Conversion. Within five (5) business days after the Mandatory Conversion Date, the Company shall issue to Investor a warrant to purchase up to two million (2,000,000) shares of Common Stock at a price of 20 cents (US$0.20) per share (the "Warrant"). The Warrant shall be exercisable for a period of one year. The form of Warrant is attached hereto as Exhibit B. The Convertible Note, the Common Stock issuable upon conversion of the Convertible Note, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant hereunder shall be collectively referred to as the "Stock".

4.            Representations and Warranties of Investor. Investor represents and warrants to Ominto as follows:

4.1          Investment. The Stock is being acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the sale or distribution of all or any part thereof.

4.2          Not Registered. Investor understands and acknowledges that the Stock is not registered under the Securities Act of 1933 (the "Act") or under any other applicable blue sky or state securities law, on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Act pursuant to Section 4(2) thereof and the regulations thereunder and are exempt from qualification pursuant to comparable available exceptions in various states, and that Ominto's reliance on such exemptions is predicated on Investor’s representations set forth herein.

4.3          Status. Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Stock. Investor acknowledges that an investment in the Stock is speculative and involves a high degree of risk. Investor is not an officer, director or Affiliate (as that term is defined in Rule 405 of the Act) of the Company.

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4.4          Resale. Investor represents that he or it (a) has liquid assets sufficient to assure that the purchase of the Stock will cause no undue financial difficulties, (b) can afford the complete loss of his or its investment, and (c) can provide for current needs and possible contingencies without the need to sell or dispose of the Stock.

4.5          Control. Investor is aware that Ominto is controlled by Michael Hanson (the "Principal"), who owns over 50% of its voting control.

4.6          Access to Information. Investor represents and warrants that he (a) is aware of the character, business acumen and general business and financial circumstances of Ominto; (b) has the requisite knowledge and experience to assess the relative merits and risks of a purchase of the Stock; (c) has received and has carefully read and evaluated copies of all documents relevant to the purchase and sale contemplated hereby, including without limitation this Agreement and the documents filed by the Company with the SEC pursuant to the Securities and Exchange Act of 1934 (the "34 Act"); and (d) has had full opportunity to ask questions and receive answers concerning the transactions contemplated hereby and thereby, and concerning Ominto, its business and financial condition.

4.7          Risk Factors. Investor has read and understands the Risk Factors which are included in the Company's most recent filings under the 34 Act (including the Annual Report on Form 10-K filed on April 15, 2015), and hereby represents and warrants that in purchasing the Stock, Investor is solely and fully undertaking the risk of investment in the Stock.

4.8          Legends. Each Stock certificate shall bear the following legends (unless Ominto receives an acceptable opinion of counsel that any such legend is not required):

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE LAWS, OR AN EXEMPTION FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS THEREOF.

4.9          Taxes. Investor (a) understands that there may be tax consequences resulting from the purchase, ownership and/or sale of the Stock, and (b) represents and warrants that (i) he or it has had a full opportunity to seek the advice of independent counsel respecting this investment and the tax risks and implications thereof, (ii) he or it has not relied only upon such independent tax advice and not upon any tax counsel from, or discussions with, Ominto or Ominto's representatives, and (iii) he or it has never been notified by the Internal Revenue Service that Investor is subject to 20% backup withholding.

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4.10        Acknowledgment of Concurrent Offering. Investor acknowledges that it has been informed that the Company may conduct a concurrent private placement of a convertible note with a conversion price, conversion terms, or warrants that may be at a higher or lower price, or at different terms than the terms that Investor is receiving in this offering. Investor furthermore understands that the Company has sold shares of its Common Stock in a private placement immediately prior to this offering for a lower price per share.

4.11        No Reservation of Shares. Investor has been advised that the Company does not have authorized shares of its Common Stock available to reserve for issuance to Investor upon conversion of the Convertible Note. The Company intends to increase its authorized shares by properly filing an amendment to its Articles of Incorporation with the Secretary of State of Nevada that (i) increases the Company's authorized shares of Common Stock by at least 50 million shares to 750 million shares of Common Stock, and/or (ii) reduces the number of outstanding shares on a pro rata basis without changing the number of authorized shares of Common Stock (either an "Article Amendment"). The date upon which an Article Amendment has been filed with and accepted by the Nevada Secretary of State shall be referred to as the "Mandatory Conversion Date".

4.12       Company must file Information Statement. Investor is aware that the Company is subject to the Securities Exchange Act of 1934 ("Exchange Act") and as such can only amend its Articles of Incorporation in compliance with the Exchange Act rules, which includes without limitation the requirements set forth in Section 5.2 below.

5.            Company Representations and Covenants.

5.1         Shareholder Approval of Both Article Amendments. The Company has obtained the written approval of Michael Hansen to both Article Amendments, which approval constitutes shareholder approval of such events because Mr. Hansen controls more than fifty percent of the votes of the Company.

5.2          Facilitate Article Amendments.

5.2.1     The Company agrees to use its best efforts to facilitate obtaining a Mandatory Conversion Date no later than March 31, 2016. The steps required include, without limitation to: (i) prepare and file a Preliminary Information Statement on Schedule 14C with the SEC that includes at least one Article Amendment by September 20, 2015 (the "Preliminary Filing"), (ii) respond promptly to SEC comments to the Preliminary Filing, if any, and (iii) at such time as the Company is informed that there will be no SEC review of the Preliminary Filing, or that such review has been completed by SEC staff, (a) promptly prepare and file a Definitive Information Statement on Schedule 14C (the "Definitive Information Statement") with the SEC, and (b) print and deliver such statement to all Company Shareholders.

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5.2.2     Although the Article Amendment(s) included in the Preliminary Filing can legally be filed with the Secretary of State of Nevada twenty (20) business days after the Company delivers the Definitive Information Statement to its shareholders,the Company shall be entitled to delay filing the Article Amendment(s) with the Secretary of State of Nevada for strategic reasons and without penalty hereunder. The Company's delay in filing the Article Amendment(s) with the Secretary of State of Nevada shall not be considered an Event of Default, default or breach under this Agreement or the Convertible Note unless and until the Company fails to have sufficient authorized shares of Common Stock available upon conversion of this Note and issuance of the Warrant by March 31, 2016. The date upon which one or both Article Amendments are filed with, and considered effective by, the Secretary of State of Nevada shall be referred to as the "Mandatory Conversion Date."

6.            General Provisions.

6.1           Complete Agreement; Modifications. This Agreement and any documents referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all prior or contemporaneous agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by the parties.

6.2          Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

6.3          Notices. Unless otherwise specifically permitted by this Agreement, all notices under this Agreement shall be in writing and shall be delivered by personal service, telecopy, certified mail, or email to Ominto's corporate offices, and to the address of Investor as set forth on the signature page of this Agreement. Any notice sent by certified mail shall be deemed to have been given three (3) days after the date on which it is deposited with a recognized international express delivery service. All other notices shall be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

6.4           Disputes.

6.4.1     Governing Law; Jurisdiction. All questions with respect to the Agreement and the rights and liabilities of the parties will be governed by the laws of the state of Nevada. Any and all disputes between the parties which may arise pursuant to this Agreement not covered by arbitration will be heard and determined before an appropriate federal or state court located within 25 miles of the Company's headquarters in Bellevue Washington. The parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of this Agreement and the parties waive any and all objections that they may have as to personal jurisdiction or venue in any of the above courts.

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6.4.2      Arbitration as Exclusive Remedy. Except for actions seeking injunctive relief, which may be brought before any court having jurisdiction, any claim arising out of or relating to this Agreement, including without limitation its validity, interpretation, enforceability or breach which are not settled by agreement between the parties, shall be settled by arbitration located within 25 miles of the Company's headquarters before a single arbitrator in accordance with the American Arbitration Association then in effect. The parties hereby (i) consent to the in personam jurisdiction of the Superior Court of the state of Washington for purposes of confirming any such award and entering judgment thereon and (ii) agree to use their best efforts to keep all matters and relating to any arbitration hereunder confidential. Each party agrees that the arbitration provisions of this Agreement are its exclusive remedy and expressly waives any right to seek redress in another forum. The fees of the arbitrator shall be borne equally by each party.

6.4.3     Attorneys' Fees. In any dispute between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such dispute shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation.

6.5          Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or by any other indulgence.

6.6          Fees and Expenses. Company and Investor agree to pay its own expenses incident to the performance of its obligations hereunder.

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6.7           Brokerage. The Company on one hand and Investor on the other hand represents to the other that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other.

6.8           Use of Proceeds. The primary use of proceeds is for working capital.

6.9           US Dollars. All references to currency in this Agreement refer to United States dollars and all payments hereunder must be made in US Dollars.

6.10         Excepted Issuances. Excepted issuances shall mean any securities of the Company issued (i) in an underwritten public offering, (ii) as compensation to employees or consultants that would qualify to be registered on a Form S-8 registration statement, (iii) pending issuances listed on Exhibit C hereto (each, an “Excepted Issuance”).

6.11         Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signature pages received by pdf of facsimile shall be considered original signatures.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Ominto, Inc.

By:
Ivan Braiker, President

RS Group

By:
Its:

Address: